EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this "Agreement") is made and entered into as of November 17, 2007, by and among New Paradigm Productions, Inc., a Nevada corporation which will change its corporate name to China Marine Food Group Limited (the "Company"), and the investors signatory hereto (each an "Investor" and collectively, the "Investors").

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof among the Company, Pengfei Liu, as the make good pledgor and the Investors (the "Purchase Agreement").

The Company and the Investors hereby agree as follows:

1.  Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement will have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms have the respective meanings set forth in this Section 1:

“2008 Delivery Date” means the date on which the 2008 Make Good Shares are required to be delivered to the Investors by the Make Good Pledgor pursuant to Section 5.2 of the Purchase Agreement, but only if delivery thereof is then required by the applicable provisions of such Section 5.2.

“2009 Delivery Date” means the date on which the 2009 Make Good Shares are required to be delivered to the Investors by the Make Good Pledgor pursuant to Section 5.2 of the Purchase Agreement, but only if delivery thereof is then required by the applicable provisions of such Section 5.2.

“Advice” has the meaning set forth in Section 7(d).

“Available Undersubscription Amount” has the meaning set forth in Section 6.

“Allowable Maximum” has the meaning set forth in Section 2(g).

“Agent Warrant Shares” means any shares of Common Stock issuable upon the exercise of warrants issued to any placement agent as compensation in connection with the financing that is the subject of the Purchase Agreement.

“Basic Amount” has the meaning set forth in Section 6.

“Business Day” means any day other than Saturday, Sunday or any other day which is a United States federal legal holiday or a day in which banking institutions in the State of New York or the province of Fujian in the People’s Republic of China are authorized or required by law or other governmental action to close.

“California Courts” means the state and federal courts sitting in the State of California.

“Common Stock Equivalents” has the meaning set forth in Section 6.

“Consultant” means Yorkshire Capital Limited or its designee.

“Consultant Warrant Shares” means any shares of Common Stock issuable upon the exercise of warrants issued to the Consultant as compensation for past services provided to Nice Enterprise.

“Convertible Securities” has the meaning set forth in Section 6.

"Effective Date" means, as to a Registration Statement, the date on which such Registration Statement is first declared effective by the Commission.

“Effectiveness Date” means: (a) with respect to the Registration Statement required to be filed under Section 2(a), the earlier of (i) the 180th day following the Closing Date, and (ii) the fifth Trading Day following the date on which the Company is notified by the Commission that such Registration Statement will not be reviewed or is no longer subject to further review and comments; (b) with respect to a Registration Statement required to be filed under Section 2(b), the earlier of: (i) the 75th day following the date on which the Company becomes eligible to utilize Form S-3 to register the resale of Common Stock; provided, that, if the Commission reviews and has written comments to such filed Registration Statement that would require the filing of a pre-effective amendment thereto with the Commission, then the Effectiveness Date under this clause (b)(i) shall be the 90th day following the date on which the Company becomes eligible to utilize Form S-3 to register the resale of Common Stock, and (ii) the fifth Trading Day following the date on which the Company is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comments; (c) with respect to a Registration Statement required to be filed under Section 2(c), the earlier of: (i) the 90th day following the 2008 Delivery Date and (ii) the fifth Trading Day following the date on which the Company is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comments; and (d) with respect to a Registration Statement required to be filed under Section 2(d), the earlier of: (i) the 90th day following the 2009 Delivery Date and (ii) the fifth Trading Day following the date on which the Company is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comments.

"Effectiveness Period" has the meaning set forth in Section 2(a).

“Event” has the meaning set forth in Section 2(h).

“Event Date” has the meaning set forth in Section 2(h).

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

“Excluded Events” has the meaning set forth in Section 2(i).

“Exempt Issuance” means the issuance of:

(a) shares of Common Stock or options to employees, officers or independent directors of the Company pursuant to any stock or option plan duly approved by the Company’s stockholders, provided such issuances are approved by the Board of Directors of the Company or a majority of the members of a committee of directors established for such purpose, but including therein the approval of a majority of the independent directors on the Board or such committee;

(b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder or to any placement agents in connection with the transactions contemplated hereby and/or securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities; or

(c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person that is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

"Filing Date" means (a) with respect to the Registration Statement required to be filed under Section 2(a), the 30th day following the Closing Date, (b) with respect to a Registration Statement required to be filed under Section 2(b), the 30th day following the date on which the Company becomes eligible to utilize Form S-3 to register the resale of Common Stock, (c) with respect to the Registration Statement required to be filed under Section 2(c), the 45th day following the 2008 Delivery Date (provided that if the Company is then eligible to utilize Form S-3 to register the resale of Common Stock, the Filing Date under this clause (c) shall be thirty days following the 2008 Delivery Date) and (d) with respect to the Registration Statement required to be filed under Section 2(d), the 45th day following the 2009 Delivery Date (provided that if the Company is then eligible to utilize Form S-3 to register the resale of Common Stock, the Filing Date under this clause (d) shall be thirty days following the 2009 Delivery Date).

"Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” has the meaning set forth in Section 5(c).

“Indemnifying Party” has the meaning set forth in Section 5(c).

“Investment Amount” has the meaning set forth in Section 2(h).

“Investors” means the investors signatory to this Agreement (and therefore, for purposes of this Agreement, includes Persons who are not a party to the Purchase Agreement).

“Losses” has the meaning set forth in Section 5(a).

“Nice Enterprise” means Nice Enterprise Trading H.K. Co., Ltd., a Hong Kong company.

“Notice of Acceptance” has the meaning set forth in Section 6.

“Offer” has the meaning set forth in Section 6.

“Offer Notice” has the meaning set forth in Section 6.

“Offer Period” has the meaning set forth in Section 6.

“Offered Securities” has the meaning set forth in Section 6.

“Options” has the meaning set forth in Section 6.

"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Agreement” has the meaning set forth in the recitals hereto.

“Refused Securities” has the meaning set forth in Section 6.

“Registrable Securities” means: (i) the Shares, (ii) the Warrant Shares, (iii) the Agent Warrant Shares, (iv) the Consultant Warrant Shares; (v) 2008 Make Good Shares, as applicable, (vi) the 2009 Make Good Shares, as applicable, and (vii) certain shares of Common Stock held by existing investors and holders of the Company who acquired such shares prior to the consummation of the Exchange (the “Pre-Exchange Shares”) and (viii) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event, or any price adjustment as a result of such stock splits, reverse stock splits or similar events with respect to any of the securities referenced in (i)-(vii) above.

“Registration Statement” means each registration statement required to be filed under Section 2, including (in each case) the Prospectus, amendments and supplements to such registration statements or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference therein.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Holder Questionnaire” has the meaning set forth in Section 2(e).

“Shares” means the shares of Common Stock issued or issuable to the Investors pursuant to the Purchase Agreement.

“Subsequent Placement” has the meaning set forth in Section 6.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, FINRA Global Select Market, FINRA Global Market, FINRA Capital Market, OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Trigger Date” means the 180th day following the Effective Date of the first Registration Statement with respect to resale of any of the Registrable Securities.

“Undersubscription Amount” has the meaning set forth in Section 6.

2.  Registration.

(a)  On or prior to the applicable Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all Registrable Securities (other than the 2008 Make Good Shares and the 2009 Make Good Shares) not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415, on Form S-1 (or on such other form appropriate for such purpose). Such Registration Statement shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the "Plan of Distribution" attached hereto as Annex A. The Company shall use its commercially reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as soon as possible but, in any event, no later than its Effectiveness Date, and shall use its commercially reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act until the date which is the earliest of (i) two years after its Effective Date (and for purposes of a Registration Statement contemplated in Section 2(c) and/or Section 2(d) hereof, two years after the Effective Date therefor), (ii) such time as all of the Registrable Securities covered by such Registration Statement have been publicly sold by the Holders, or (iii) such time as all of the Registrable Securities covered by such Registration Statement may be sold by the Holders pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the affected Holders (the "Effectiveness Period"). By 5:00 p.m. (New York City time) on the Trading Day immediately following the Effective Date of such Registration Statement, the Company shall file with the Commission in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement (whether or not such filing is technically required under such Rule).

(b)  Promptly following any date on which the Company becomes eligible to use a registration statement on Form S-3 to register Registrable Securities for resale, the Company shall file a Registration Statement on Form S-3 covering all such Registrable Securities (or a post-effective amendment on Form S-3 to the then effective Registration Statement) and shall cause such Registration Statement to be filed by the Filing Date for such Registration Statement and declared effective under the Securities Act as soon as possible thereafter, but in any event prior to the Effectiveness Date therefor. Such Registration Statement shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the "Plan of Distribution" attached hereto as Annex A. The Company shall use its commercially reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act during the entire Effectiveness Period. By 5:00 p.m. (New York City time) on the Trading Day immediately following the Effective Date of such Registration Statement, the Company shall file with the Commission in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement (whether or not such filing is technically required under such Rule).

(c)  On or prior to the applicable Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of the 2008 Make Good Shares on Form S-1 or SB-2, or Form S-3 if the Company is then eligible to utilize such Form (or on such other form appropriate for such purpose) and shall cause such Registration Statement to be filed by the Filing Date for such Registration Statement and declared effective under the Securities Act as soon as possible thereafter, but in any event prior to the Effectiveness Date therefor. Such Registration Statement shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the "Plan of Distribution" attached hereto as Annex A. The Company shall use its commercially reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act during the entire Effectiveness Period which is applicable to it. By 5:00 p.m. (New York City time) on the Trading Day immediately following the Effective Date of such Registration Statement, the Company shall file with the Commission in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement (whether or not such filing is technically required under such Rule).

(d)  On or prior to the applicable Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of the 2009 Make Good Shares on Form S-1 or SB-2, or Form S-3 if the Company is then eligible to utilize such Form (or on such other form appropriate for such purpose) and shall cause such Registration Statement to be filed by the Filing Date for such Registration Statement and declared effective under the Securities Act as soon as possible thereafter, but in any event prior to the Effectiveness Date therefor. Such Registration Statement shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the "Plan of Distribution" attached hereto as Annex A. The Company shall use its commercially reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act during the entire Effectiveness Period which is applicable to it. By 5:00 p.m. (New York City time) on the Trading Day immediately following the Effective Date of such Registration Statement, the Company shall file with the Commission in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement (whether or not such filing is technically required under such Rule).

(e)  Each Holder agrees to furnish to the Company a completed Questionnaire which shall, (i) if such Holder was a purchaser of Shares under the Purchase Agreement, be in the form included in such Holder’s original subscription booklet for Shares and Warrants, and (ii) if such Holder was not a purchaser of Shares under the Purchase Agreement, be in the form accompanying this Agreement as Annex B (each applicable form of questionnaire being a “Selling Holder Questionnaire”). The Company shall not be required to include the Registrable Securities of a Holder in a Registration Statement and shall not be required to pay any liquidated or other damages under Section 2(h) to any Holder who fails to furnish to the Company a fully completed Selling Holder Questionnaire at least two Trading Days prior to the Filing Date (subject to the requirements set forth in Section 3(a)).

(f)  If all of the Registrable Securities to be included in the Registration Statement filed pursuant to Section 2(a) cannot be so included because the SEC Staff informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the holders thereof, (ii) use its commercially reasonable best efforts to file amendments to the initial Registration Statement as required by the SEC Staff and/or (iii) withdraw the initial Registration Statement and file a new registration statement, in either case covering the maximum number of Registrable Securities permitted to be registered by the SEC Staff, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or new registration statement, the Company shall be obligated to use its commercially reasonable best efforts to advocate with the then prevailing SEC guidance, including without limitation, the Manual of Publicly Available Telephone Interpretations D.29. In the event the Company amends the initial Registration Statement or files a new registration statement, as the case may be, under clauses (ii) or (iii) above, then the Company shall prepare and file by the applicable Filing Date for such Registration Statement(s), such number of additional Registration Statements as may be necessary in order to ensure that all Registrable Securities are covered by an existing and effective Registration Statement. Accordingly, if for example, an additional Registration Statement is filed under this Section 2(f) to register shares taken off a Registration Statement filed under Section 2(a) due to SEC Staff Comments and SEC Staff Comments again require shares to be removed for such newly filed Registration Statement under this Section 2(f), then the Company will prepare and file additional Registration Statements until such time as all such removed shares are covered by effective Registration Statements. Any Registration Statements to be filed under this Section 2(f) shall be for an offering to be made on a continuous basis pursuant to Rule 415, on Form S-3 (or on such other form appropriate for such purpose). The Company shall use its commercially reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act during the entire Effectiveness Period which is applicable to it. By 5:00 p.m. (New York City time) on the Trading Day immediately following the Effective Date of such Registration Statement, the Company shall file with the Commission in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement (whether or not such filing is technically required under such Rule).

(g)  In the event that the Company receives SEC Staff Comments limiting the amount of shares of Common Stock which may be included in any Registration Statement (such number of shares of Common Stock which the Company may include in such Registration Statement in accordance with the SEC Staff Comments, the “Allowable Maximum”), the number of Registrable Securities sought to be included in any such Registration Statement shall be cutback and removed from such Registration Statement until the aggregate number of such Registrable Securities to be included in such Registration Statement equals the Allowable Maximum. Such cutbacks will be in the following order:

(i) first there shall be excluded any securities of the Company included or to be included in such Registration Statement, whether pursuant to piggyback or demand registration rights or otherwise requested to be included, other than the Shares, Pre-Exchange Shares, Warrant Shares, the Agent Warrant Shares and the Consultant Warrant Shares; next

(ii) the Warrant Shares, Agent Warrant Shares and Consultant Warrant Shares shall be excluded; and next

(iii) the Shares and Pre-Exchange Shares shall be excluded, until the Allowable Maximum is not exceeded.

Except as specified in the preceding sentence, any required cutbacks within each level (i), (ii) or (iii) of priority shall be applied to such Holders pro-rata in accordance with the number of shares of Common Stock held by such Holders and sought to be included in the Registration Statement.

(h)  Unless pursuant to the provisions of Section 2(f)-(g), if: (i) the Registration Statement pursuant to Section 2(a) is not filed on or prior to its Filing Date covering the Registrable Securities required under this Agreement to be included therein, or (ii) the Registration Statement pursuant to Section 2(a) is not declared effective by the Commission on or prior to its Effectiveness Date or if by the Trading Day immediately following the Effective Date the Company shall not have filed a “final” prospectus for the Registration Statement with the Commission under Rule 424(b) (if such a prospectus filing is required by such Rule) and notify the Holders of the Effectiveness Date, or (iii) except for Excluded Events as provided for in Section 2(i), after its Effective Date, without regard for the reason thereunder or efforts therefore, such Registration Statement ceases for any reason to be effective and available to the Holders as to the Registrable Securities to which it is required to cover at any time prior to the expiration of its Effectiveness Period (any such failure or breach specified in clauses (i) to (iii) above being referred to as an “Event,” and for purposes of clauses (i) or (ii) the date on which such Event occurs, or for purposes of clause (iii) the date which such period is exceeded, being referred to as “Event Date”), then on each such Event or Event Date, and on each monthly anniversary of each such Event or Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay (A) to each Holder who is an Investor an amount in cash, as liquidated damages and not as a penalty, equal to 1.00% of the aggregate paid for each Unit pursuant to the Purchase Agreement (“Investment Amount”); provided, however, that the total amount of liquidated damages payable by the Company to all Investors pursuant to all Events under this Section 2(h) shall be capped at $1,000,000.

(1)  In the event that any liquidated damages payment due under this Section 2(h) is not made in a timely manner, such payment shall bear interest at a rate of 1.5% per month until paid in full.

(2)  The Company shall not be liable for liquidated damages under this Agreement as to any Registrable Securities which cannot be included in a Registration Statement because the SEC Staff informs the Company that such Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement.

(3)  The liquidated damages pursuant to this Section 2(h) shall be the exclusive monetary remedy of the Investors in the event that the Company fails to satisfy its obligation to file or to have an effective Registration Statement on file with the SEC pursuant to the terms of this Agreement.

(4)  No liquidated damages pursuant to this Section 2(h) shall be incurred with respect to the Registrable Securities to the extent that shares of Common Stock included therein may then be sold pursuant to SEC Rule 144 based upon an opinion of counsel acceptable to the Company and the Holder of such Common Stock.

(i)  Notwithstanding anything in this Agreement to the contrary, after 120 consecutive Trading Days of continuous effectiveness of the initial Registration Statement filed and declared effective pursuant to this Agreement, the Company may, by written notice to the Holders, suspend sales under a Registration Statement after the Effective Date thereof and/or require that the Holders immediately cease the sale of shares of Common Stock pursuant thereto and/or defer the filing of any subsequent Registration Statement if the Company is engaged in a material merger, acquisition or sale and the Board of Directors determines in good faith, by appropriate resolutions, that, as a result of such activity, (A) it would be materially detrimental to the Company (other than as relating solely to the price of the Common Stock) to maintain a Registration Statement at such time or (B) it is in the best interests of the Company to suspend sales under such registration at such time. Upon receipt of such notice, each Holder shall immediately discontinue any sales of Registrable Securities pursuant to such registration until such Holder is advised in writing by the Company that the current Prospectus or amended Prospectus, as applicable, may be used. In no event, however, shall this right be exercised to suspend sales beyond the period during which (in the good faith determination of the Company’s Board of Directors) the failure to require such suspension would be materially detrimental to the Company. The Company’s rights under this Section 2(i) may be exercised for a period of no more than 20 Trading Days at a time and not more than once in any twelve-month period, without such suspension being considered as part of an Event. Immediately after the end of any suspension period under this Section 2(i), the Company shall take all necessary actions (including filing any required supplemental prospectus) to restore the effectiveness of the applicable Registration Statement and the ability of the Holders to publicly resell their Registrable Securities pursuant to such effective Registration Statement. The events described in this Section 2(i) are “Excluded Events.” However, any failure by the Company to restore the effectiveness of the applicable Registration Statement by the first Trading Day following the end of the maximum allowable suspension period shall be deemed an Event.

3.  Registration Procedures.

In connection with the Company's registration obligations hereunder, the Company shall:

(a)  Not less than four Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall furnish to each Holder copies of the “Selling Stockholders” section of such document, the “Plan of Distribution” and any risk factor contained in such document that addresses specifically the Selling Stockholders, as proposed to be filed, which documents will be subject to the review of such Holder. Any holder must provide their comments, if any, to the Company at least two Trading Days prior to the filing of such Registration Statement or any related Prospectus or any amendment or supplement thereto. The Company shall not file a Registration Statement, any Prospectus or any amendments or supplements thereto in which the “Selling Stockholder” section thereof differs from the disclosure received from a Holder in its Selling Holder Questionnaire (as amended or supplemented).

(b)  (i) Subject to Section 2.1(e), use its commercially reasonable best efforts to prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for its Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that would not result in the disclosure to the Holders of material and non-public information concerning the Company; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statement and the disposition of all Registrable Securities covered by each Registration Statement.

(c)  Notify the Holders as promptly as reasonably possible (if requested by the Holders) (and, in the case of (i)(A) below, not less than three Trading Days prior to such filing and, in the case of (v) below, not less than three Trading Days prior to the financial statements in any Registration Statement becoming ineligible for inclusion therein by reason of the passage of time) and (if requested by any such Holder) confirm such notice in writing no later than two Trading Days thereafter: (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders that pertain to the Holders as a Selling Stockholder or to the Plan of Distribution, but not information which the Company believes would constitute material and non-public information); and (C) with respect to each Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)  Use its commercially reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e)  If requested by a Holder, furnish to such Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Holder (including those previously furnished) promptly after the filing of such documents with the Commission.

(f)  Promptly deliver to each Holder, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(g)  Prior to any public offering of Registrable Securities, use its commercially reasonable best efforts to register or qualify such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder may request, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statements; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)  Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statements, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(i)  In conjunction with the filing of the Registration Statement, the Company will cooperate and coordinate with the Placement Agent in connection with the filing to be made with FINRA, via the COBRA desk filing system, for approval of underwriting compensation under Section 2710 of the rules and regulations of FINRA, obtain from FINRA a standard clearance letter, and coordinate with the Placement Agent on filings it will be required to make upon sales under the registration statement.

(j)  Upon the occurrence of any event contemplated by Section 3(c)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.  Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

5.  Indemnification.

(a)  Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, investment advisors, partners, members and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of an Advice or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b)  Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon: (x) such Holder's failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent that, (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of an Advice or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)  Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there is a likelihood of additional defenses available to such Indemnified Party that are not available to the Company or a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). It shall be understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding (including separate Proceedings that have been or will be consolidated before a single judge) be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 5(c)) shall be paid to the Indemnified Party, as incurred, within twenty Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d)  Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 5(d) was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section 5(d) are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6.  Participation Rights.

(i) For purposes of this Section 6, the following definitions shall apply.

a)  “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

b)  “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

c)  “Common Stock Equivalents” means, collectively, Options and Convertible Securities.

(ii) From the Closing Date until the Trigger Date, the Company will not offer or sell any shares of its Common Stock or Common Stock Equivalents or, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any Option to purchase or other disposition of) any equity securities in a manner that would require registration under the Securities Act. Any such offer, sale, grant, disposition or announcement that is not required to be registered under the Securities Act is hereinafter referred to as a “Subsequent Placement.”

(iii) Until the first anniversary of the Closing Date, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 6.

a)  The Company shall deliver to each Investor who purchased Shares pursuant to the Purchase Agreement and then holds any such Shares an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall: (w) identify and describe the Offered Securities; (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged; (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Investors the Offered Securities, allocated to the Investors as a group based on the ratio of (I) the number of Shares purchased and then held by all Investors as a group to (II) the number of shares of the Company’s Common Stock then issued and outstanding, and allocated of the among such Investors (a) based on such Investor’s pro rata portion of the number of Shares purchased under the Purchase Agreement and then held by such Investor (the “Basic Amount”), and (b) with respect to each Investor that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Investors as such Investor shall indicate it will purchase or acquire should the other Investors subscribe for less than their Basic Amounts (the “Undersubscription Amount”), which process shall be repeated until the Investors shall have an opportunity to subscribe for any remaining Undersubscription Amount.

b)  To accept an Offer, in whole or in part, such Investor must deliver a written notice to the Company prior to the end of the tenth (10th) Business Day after such Investor’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Investor’s Basic Amount that such Investor elects to purchase and, if such Investor shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Investor elects to purchase (in either case, the “Notice of Acceptance”); provided, however, that such Investors may not accept an Offer by electing to purchase less than 10% of the Offered Securities on an aggregate basis. If the Basic Amounts subscribed for by all Investors are less than the total of all of the Basic Amounts, then each Investor who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Basic Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Investor who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Investor bears to the total Basic Amounts of all Investors that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent it deems reasonably necessary.

c)  The Company shall have forty (40) Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Investors (the “Refused Securities”), but only to the offerees or class of offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement, and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

d)  In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 6(iii) above), then each Investor may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Investor elected to purchase pursuant to Section 6(ii) above multiplied by a fraction, i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Investors pursuant to Section 6(iii)(b) above prior to such reduction) and ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Investor so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Investors in accordance with Section 6(iii)(a) above.

e)  Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Investors shall acquire from the Company, and the Company shall issue to the Investors, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 6(iii)(c) above if the Investors have so elected, upon the terms and conditions specified in the Offer. Notwithstanding anything to the contrary contained in this Agreement, if the Company does not consummate the closing of the issuance, sale or exchange of all or less than all of the Refused Securities within forty (40) Business Days of the expiration of the Offer Period, the Company shall issue to the Investors the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 6(iii)(d) above if the Investors have so elected, upon the terms and conditions specified in the Offer. The purchase by the Investors of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Investors of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Investors and their respective counsel.

f)  Any Offered Securities not acquired by the Investors or other persons in accordance with Section 6(iii)(c) above may not be issued, sold or exchanged until they are again offered to the Investors under the procedures specified in this Agreement.

g)  Notwithstanding anything to the contrary in this Section 6 and unless otherwise agreed to by the Investors, the Company shall either confirm in writing to the Investors that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Investors will not be in possession of material non-public information, by the fifteenth (15th) Business Day following delivery of the Offer Notice. If by the fifteenth (15th) Business Day following delivery of the Offer Notice no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Investors, such transaction shall be deemed to have been abandoned and the Investors shall not be deemed to be in possession of any material, non-public information with respect to the Company. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide each Investor with another Offer Notice and each Investor will again have the right of participation set forth in this Section 6(iii). The Company shall not be permitted to deliver more than one such Offer Notice to the Investors in any 60-day period.

(iv) The restrictions contained in subsections (ii) and (iii) of this Section 6 shall not apply in connection with any Exempt Issuance.

7.  Miscellaneous.

(a)  Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, subject to the limitations on recovery of damages expressed herein, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b)  Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

(c)  Dispositions. Each Holder agrees that it shall sell its Registrable Securities in accordance with the Plan of Distribution attached hereto as Annex A. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(d)  Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder not then eligible to sell all of their Registrable Securities under an existing effective Registration Statement or under Rule 144 in a three-month period, written notice of such determination and if, within ten days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of any Registrable Securities that the Holder requests to be registered that are not subject to an effective Registration Statement. Notwithstanding the foregoing, in the event that, in connection with any underwritten public offering, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which such Holder has requested inclusion hereunder as the underwriter shall permit; provided, however, that (i) the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not contractually entitled to inclusion of such securities in such Registration Statement or are not contractually entitled to pro rata inclusion with the Registrable Securities and (ii) after giving effect to the immediately preceding proviso, any such exclusion of Registrable Securities shall be made in accordance with Section 2(g), treating any underwriter-permitted maximum as the equivalent of the Allowable Maximum. If an offering in connection with which a Holder is entitled to registration under this Section 7(d) is an underwritten offering, then each Holder whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering and shall enter into an underwriting agreement in a form and substance reasonably satisfactory to the Company and the underwriter or underwriters. Upon the effectiveness the registration statement for which piggy-back registration has been provided in this Section 7(d), any liquidated damages payments payable to a Holder whose Securities are included in such registration statement shall terminate and no longer be payable.

(e)  Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Investors or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Investors under Sections 2 , 3, 4, 5, or 6 may be given by Investors holding at least 60% of the Registrable Securities to which such waiver or consent relates.

(f)  Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section 7(f) prior to 6:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 7(f) on a day that is not a Business Day or later than 6:30 p.m. (New York City time) on any Business Day, or (c) upon actual receipt by the party to whom such notice is required to be given, if sent by any means other than facsimile transmission. The address for such notices and communications shall be as follows:

If to the Company:   China Marine Food Group Limited
c/o Huabao Mingxiang Foodstuff Co., Ltd.
Da Bao Industrial Zone
Shishi Fujian
People’s Republic of China
Attn: Pengfei Liu
Facsimile: 86-595-88982319

With a copy to:    Sterne, Agee & Leach, Inc.
2901 W. Coast Highway, Ste. 230
Newport Beach, CA 92663
Facsimile: (949) 270-2936
Attn.: Patrick Winton

If to a Investor:   To the address set forth under such Investor's name on the  signature pages hereto.

If to any other Person who is then the registered Holder:

To the address of such Holder as it appears in the stock  transfer books of the Company or such other address as may be designated in writing hereafter, in the same manner, by such Person.

(g)  Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. Except with respect to Section 6, each Holder may assign their respective rights hereunder to any Person to whom such Holder assigns or transfers any Registrable Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Registrable Securities, by the provisions hereof that apply to “Holders.”

(h)  Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(i)  Governing Law and Jury Trial Waiver. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, employees or agents) will be commenced in the California Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the California Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any California Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. If either party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(j)  Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(k)  Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(l)  Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(m)  Independent Nature of Investors' Obligations and Rights. The obligations of each Investor under this Agreement are several and not joint with the obligations of each other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other Transaction Document. Each Investor acknowledges that no other Investor will be acting as agent of such Investor in enforcing its rights under this Agreement. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any Proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Registration Rights Agreement for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

(n)  No Third-Party Beneficiaries . This Agreement is intended for the benefit of the parties hereto and the Agent, and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnified Party is an intended third-party beneficiary of Section 5 and (in each case) may enforce the provisions of such section directly against the parties with obligations thereunder.

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IN WITNESS WHEREOF, each Investor and the Company have caused this Registration Rights Agreement to be duly executed by their respective authorized signatories as of the date indicated on the first page of this Registration Rights Agreement.

NEW PARADIGM PRODUCTIONS, INC.

By:
Name: Pengfei Liu
Title: Chief Executive Officer

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B-2

IN WITNESS WHEREOF, each Investor and the Company have caused this Registration Rights Agreement to be duly executed by their respective authorized signatories as of the date indicated on the first page of this Registration Rights Agreement .

INVESTORS: Print Name of Investor(s)

By:
Name:
Title:

B-3